                                                                    Exhibit 99.1


     Headquarters: 3605 Warrensville Center Rd., Shaker Heights, OH  44122-5203
                   Mailing Address:  P.O. Box 228070, Cleveland, OH  44122-8070


OfficeMax, Inc.

NEWS RELEASE                               FOR IMMEDIATE RELEASE

                                           For media & investor inquiries:
                                           Steve Baisden
                                           Manager, Investor &
                                           Public Relations
                                           (216) 471-3441
                                           investor@officemax.com
                                           ----------------------

OFFICEMAX DOMESTIC SAME-STORE SALES UP MORE THAN NINE PERCENT THROUGH THE FIRST FIVE WEEKS OF THE CURRENT QUARTER, GROWTH CONTINUES TO EXCEED COMPANY'S EXPECTATION OF MID-SINGLE DIGITS

CLEVELAND - June 5, 2003 - OfficeMax, Inc. (NYSE: OMX) shareholders were told today at their annual meeting that the Company's domestic same-store sales are up more than nine percent through the first five weeks of the current quarter, which continue to exceed its planned expectation of mid-single digits. The Company said these gains are being fueled by increases in both same-store customer transactions and the average amount per transaction.

Michael Feuer, OfficeMax's chairman and chief executive officer, said, "This positive trend, which began to accelerate in late April as the conflict in Iraq started to wind down, continues to build momentum as small businesses and consumers seem to have gained some degree of confidence about the future outlook. We've capitalized on this, albeit slight, improvement in sentiment through our enhanced merchandise in-stock position as a result of our new infrastructure platform including supply chain management programs and protocols, a focus on improved customer-centric store execution and marketing initiatives that drive sales while protecting gross margin."

The Company's second quarter, comprised of May through July, is traditionally the slowest period of the year as customers turn more to outdoor activities, including vacations, and spend less time in the office. OfficeMax said it uses this slower period, which has historically resulted in an operating loss, to prepare the Company's stores for the high volume third and fourth quarters that include back-to-school, holiday and the January back-to-business selling seasons. OfficeMax typically generates the vast majority of its full-year earnings during the second half of the year.

Mr. Feuer said that the Company is buoyed by recent trends and remains confident about its previously announced full-year guidance of overall sales at somewhat above $5 billion, with comparable-store sales in the mid-single digit range. On a generally accepted accounting principles (GAAP) basis, this would produce earnings of 47 to 50 cents per diluted share, or 28 to 30 cents using a tax rate of approximately 40 percent, which would be more than three times its fiscal year 2002 pro-forma results. Mr. Feuer noted, "The Company's previously announced decision to accelerate its remodeling program is proceeding as planned and OfficeMax expects to complete approximately 210 of its 250 remodels before we enter the higher volume second half starting with back to school. Although there is some incremental expense in the second quarter for this `fast-track' program, we believe that the benefits in the second half of this year will more than outweigh the costs. Based on this progress and recent sales trends, the Company is on track to achieve current second quarter guidance of mid-single digit comparable-store sales gains that will result in a 19 percent improvement over last year's seasonal loss to approximately $0.22 per share on a GAAP basis, or $0.13 per share using a 40 percent tax rate."

SHAREHOLDERS ELECT THE COMPANY'S SLATE OF DIRECTORS, APPROVE COMPANY BONUS PLAN OfficeMax also announced that its shareholders overwhelmingly voted, with more than 90 percent in favor, to re-elect three current directors, Michael Feuer, Lee Fisher and Jerry Sue Thornton, and elect a new board member, Edwin J. Holman, president and chief operating officer of Bloomingdale's, to serve two-year terms on its board. Shareholders also approved the Company's Annual Incentive Bonus Plan for officers and key employees.

                                      # # #

ABOUT OFFICEMAX
OfficeMax serves its customers through nearly 1,000 superstores, e-commerce Web sites and direct-mail catalogs. The Company has operations in the United States,


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PAGE 2 OF 2
OFFICEMAX, INC.
SHAREHOLDER MEETING
JUNE 5, 2003



Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. The Company also reaches customers in the United States with an offering of over 40,000 items through its award winning e-commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 17 delivery centers and two national customer call and contact centers.

SEC REGULATION G
This news release includes non-GAAP earnings per share expectations for the Company's full fiscal year ending Jan. 24, 2004 and fiscal second quarter ending July 26, 2003. Also included are the results for the comparative periods in fiscal 2002. For the full year, these results include the effect of a normalized tax provision of approximately 40 percent excluding a change in the Company's valuation allowance for deferred tax assets. The effect of a normalized tax provision would have a similar impact on the second quarter estimates. This information is included to provide estimated and actual operating results on a more comparable basis to OfficeMax's historical operating results, its industry peers and estimates projected by securities analysts. Below is a reconciliation of the Company's GAAP earnings per share results and estimates to the non-GAAP measures presented in this release:

(In 000's except EPS data)
--------------------------
                                            52 Weeks                                                 13 Weeks
                  ---------------------------------------------------------------  ---------------------------------------------
                       (Estimated)                            (Actual)             (Estimated)                (Actual)
                         Ending                                 Ended                  Ending                    Ended
                      Jan. 24, 2004           EPS           Jan. 25, 2003  EPS     July 26, 2003    EPS    July 27, 2002    EPS
                  ---------------------  -----------------  ------------- ------   -------------  -------- -------------  ------

GAAP Net income
  (loss)          $ 59,000  to $ 63,000  $ 0.47  to $ 0.50   $   73,724   $ 0.59     $ (27,000)   $ (0.22)   $  (33,362)  $ (0.27)

Income tax benefit                    -                  -      (57,500)   (0.46)          -          -           -           -
Estimated tax
  (provision)
  benefit          (23,600) to  (25,200)  (0.19) to  (0.20)     (6,489)    (0.05)       10,800       0.09        13,178      0.11
                  ----------------------------------------   ----------------------  -------------  -----    --------------------
Non-GAAP net
  income (loss)   $ 35,400  to $ 37,800  $ 0.28  to $ 0.30   $    9,735    $ 0.08    $ (16,200)   $ (0.13)   $  (20,184)  $ (0.16)
                  ========================================   ======================  =====================   ====================

Weighted Average
  number of
  common shares
  outstanding                                      126,250                  125,109                 124,750                123,920



Note: Statements in this news release, other than those concerning historical information (including information incorporated by reference), contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any information in this news release that is not historical information is a forward-looking statement which may be identified by the use of language such as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives, marketing and expansion plans, and the impact of operating initiatives. The forward-looking statements, which speak only as of the date the statement was made, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include those described in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2003, and in other reports and exhibits to those reports filed with the Securities and Exchange Commission. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's filings with the Securities and Exchange Commission are available at no charge at www.sec.gov and www.freeEDGAR.com, as well as on a number of other web sites including OfficeMax.com, under the investor information section. These risks and uncertainties also include the following: risks associated with general economic conditions (including the effects of the continuing hostilities in Iraq and Afghanistan, additional terrorist attacks and hostilities, the stock market decline, currency devaluation, slower than anticipated economic recovery and declining employment rate or other changes in our customers' business environments, including an increase in bankruptcy filings); increasing competition that includes office supply superstores, wholesale clubs, contract stationers, computer and electronics superstore retailers, Internet merchandisers and mass merchandisers, as well as grocery and drug store chains; the result of continuing FAS 142 assessments; and the impact of the adoption of EITF 02-16 and FIN 46 along with other new accounting pronouncements. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.